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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-98869) and related Prospectus of Mentor Graphics Corporation for the registration of 6 7/8% Convertible Subordinated Notes Due 2007 and 7,412,978 shares of its common stock, and to the incorporation by reference therein of our report dated October 29, 2001 (except for the last six paragraphs of Note 11, as to which the date is December 14, 2001, and the last paragraph of Note 12, as to which the date is December 7, 2001), with respect to the consolidated financial statements of IKOS Systems, Inc. included in the Current Report on Form 8-K/A of Mentor Graphics Corporation filed with the Securities and Exchange Commission on May 29, 2002.



                                                           /s/ Ernst & Young LLP




San Jose, California
November 27, 2002